Exhibit 99.1

Biogen Completes Acquisition of Apellis Pharmaceuticals

Cambridge, Mass. – May 14, 2026 – Biogen Inc. (Nasdaq: BIIB) today announced the successful completion of the acquisition of Apellis Pharmaceuticals, Inc. (Nasdaq: APLS). Apellis, a leader in advancing treatments for serious, complement-driven diseases, is now a wholly owned subsidiary of Biogen.

The acquisition adds two best-in-class commercialized products, EMPAVELI® and SYFOVRE®, significantly bolstering Biogen’s near-term growth outlook and accelerating the Company’s expansion into nephrology. Together, the products recorded $689 million in net product revenue in 2025. This transaction will strengthen Biogen’s revenue and EPS growth potential by being accretive to Biogen’s Non-GAAP diluted EPS in 2027 and is expected to materially increase Biogen’s non-GAAP EPS compound annual growth rate (CAGR) through the end of the decade. Updated financial guidance will be provided in conjunction with the Q2 earnings report in July.

Apellis also brings an established nephrology commercial and medical infrastructure to accelerate Biogen’s launch readiness for felzartamab, with a first Phase 3 readout in antibody-mediated rejection in kidney transplant patients anticipated in the first half of 2027.

Biogen’s tender offer, to acquire all of the outstanding shares of Apellis common stock for $41 per share in cash and one contractual, non-transferable contingent value right per share representing the right to receive contingent cash payments of up to an aggregate of $4 in cash upon the achievement of certain annual global net sales thresholds for SYFOVRE®, expired one minute after 11:59 p.m., Eastern Time, on May 13, 2026. Equiniti Trust Company, LLC, the depositary for the tender offer, has advised Biogen that approximately 105,687,831 shares were validly tendered and not validly withdrawn in the tender offer, representing approximately 82.4% of the total outstanding shares as of the expiration time. All conditions to the tender offer having been satisfied or waived on May 14, 2026, Aspen Purchaser Sub, Inc. (Aspen), a wholly owned subsidiary of Biogen, accepted for payment all shares that were validly tendered and not validly withdrawn pursuant to the tender offer.

Following the consummation of the tender offer, Aspen merged with and into Apellis in accordance with Section 251(h) of the General Corporation Law of the State of Delaware without a vote of Apellis shareholders, with Apellis continuing as the surviving corporation of the merger and a wholly owned subsidiary of Biogen. In connection with the merger, the shares that were not tendered in the tender offer were acquired by Biogen and converted into the right to receive the offer price. In connection with the completion of the transaction, the Apellis shares ceased trading on Nasdaq.

About SYFOVRE® (pegcetacoplan injection)

SYFOVRE® (pegcetacoplan injection) is the first-ever approved therapy for geographic atrophy (GA) secondary to AMD. By targeting C3, SYFOVRE is designed to provide comprehensive control of the complement cascade, part of the body’s immune system. SYFOVRE is approved in the United States and Australia for the treatment of GA secondary to age-related macular degeneration.

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About Geographic Atrophy

Geographic atrophy is an advanced form of age-related macular degeneration and a leading cause of blindness worldwide, impacting more than one million Americans and five million people worldwide.1,2 It is a progressive and irreversible disease caused by the growth of lesions, which destroys the retinal cells responsible for vision. Vision loss caused by GA severely impairs independence and quality of life by making it difficult to participate in daily activities. While rates of progression vary between patients, on average, it takes 2.5 years for GA lesions to start impacting the fovea, which is responsible for central vision.3

About EMPAVELI®/Aspaveli® (pegcetacoplan)

EMPAVELI® (Aspaveli® in the EU) (pegcetacoplan) is a targeted C3 therapy designed to regulate excessive activation of the complement cascade, part of the body’s immune system, which can lead to the onset and progression of many serious diseases. It is the first treatment approved in the United States for C3 glomerulopathy (C3G) or primary immune complex membranoproliferative glomerulonephritis (IC-MPGN) in patients 12 years of age or older, to reduce proteinuria. EMPAVELI®/Aspaveli® is also approved for the treatment of adults with paroxysmal nocturnal hemoglobinuria (PNH) in the United States, European Union, and other countries globally, and for the treatment of C3G and primary IC-MPGN in the European Union and other countries globally. EMPAVELI is being evaluated for the treatment of additional rare diseases. Sobi has commercial rights to EMPAVELI®/Aspaveli® outside the U.S.

About C3 Glomerulopathy (C3G) and Primary Immune-Complex Membranoproliferative Glomerulonephritis (IC-MPGN)

C3G and primary IC-MPGN are rare and debilitating kidney diseases that can lead to kidney failure. Excessive C3 deposits are a key marker of disease activity, which can lead to kidney inflammation, damage, and failure. Approximately 50% of people living with C3G and primary IC-MPGN suffer from kidney failure within five to 10 years of diagnosis, requiring lifelong dialysis therapy or a burdensome kidney transplant.4-6 Additionally, approximately 90% of patients who previously received a kidney transplant will experience disease recurrence.7

About Paroxysmal Nocturnal Hemoglobinuria (PNH)

Paroxysmal nocturnal hemoglobinuria (PNH) is an acquired, rare, chronic, and potentially life-threatening blood disease that is associated with persistently low (below normal) hemoglobin levels, thrombosis, and debilitating symptoms. PNH can appear at any age and in any race or gender, and is most often diagnosed in people in their early 30s.8,9

U.S. Important Safety Information for SYFOVRE® (pegcetacoplan injection)

CONTRAINDICATIONS

•

SYFOVRE® is contraindicated in patients with ocular or periocular infections, in patients with active intraocular inflammation, and in patients with hypersensitivity to pegcetacoplan or any of the excipients in SYFOVRE. Systemic hypersensitivity reactions (e.g., anaphylaxis, rash, urticaria) have occurred.

WARNINGS AND PRECAUTIONS

•	Endophthalmitis and Retinal Detachments

•

Intravitreal injections, including those with SYFOVRE, may be associated with endophthalmitis and retinal detachments. Proper aseptic injection technique must always be used when administering SYFOVRE to minimize the risk of endophthalmitis. Patients should be instructed to report any symptoms suggestive of endophthalmitis or retinal detachment without delay and should be managed appropriately.

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•	Retinal Vasculitis and/or Retinal Vascular Occlusion

•

Retinal vasculitis and/or retinal vascular occlusion, typically in the presence of intraocular inflammation, have been reported with the use of SYFOVRE. Cases may occur with the first dose of SYFOVRE and may result in severe vision loss. Discontinue treatment with SYFOVRE in patients who develop these events. Patients should be instructed to report any change in vision without delay.

•	Neovascular Age-related Macular Degeneration (AMD)

•

In clinical trials, use of SYFOVRE was associated with increased rates of neovascular (wet) AMD or choroidal neovascularization (12% when administered monthly, 7% when administered every other month and 3% in the control group) by Month 24. Patients receiving SYFOVRE should be monitored for signs of neovascular AMD. In case anti-Vascular Endothelial Growth Factor (anti-VEGF) is required, it should be given separately from SYFOVRE administration.

•	Intraocular Inflammation

•

In clinical trials, use of SYFOVRE was associated with episodes of intraocular inflammation including: vitritis, vitreal cells, iridocyclitis, uveitis, anterior chamber cells, iritis, and anterior chamber flare. After inflammation resolves, patients may resume treatment with SYFOVRE.

•	Increased Intraocular Pressure

•

Acute increase in intraocular pressure may occur within minutes of any intravitreal injection, including with SYFOVRE. Perfusion of the optic nerve head should be monitored following the injection and managed as needed.

ADVERSE REACTIONS

•	Most common adverse reactions (incidence ≥5%) are ocular discomfort, neovascular age-related macular degeneration, vitreous floaters, conjunctival hemorrhage.

Please see full Prescribing Information for more information.

U.S. Important Safety Information for EMPAVELI® (pegcetacoplan)

BOXED WARNING: SERIOUS INFECTIONS CAUSED BY ENCAPSULATED BACTERIA

EMPAVELI®, a complement inhibitor, increases the risk of serious infections, especially those caused by encapsulated bacteria, such as Streptococcus pneumoniae, Neisseria meningitidis, and Haemophilus influenzae type B. Life-threatening and fatal infections with encapsulated bacteria have occurred in patients treated with complement inhibitors. These infections may become rapidly life-threatening or fatal if not recognized and treated early.

•

Complete or update vaccination for encapsulated bacteria at least 2 weeks prior to the first dose of EMPAVELI, unless the risks of delaying therapy with EMPAVELI outweigh the risks of developing a serious infection. Comply with the most current Advisory Committee on Immunization Practices (ACIP) recommendations for vaccinations against encapsulated bacteria in patients receiving a complement inhibitor.

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•

Patients receiving EMPAVELI are at increased risk for invasive disease caused by encapsulated bacteria, even if they develop antibodies following vaccination. Monitor patients for early signs and symptoms of serious infections and evaluate immediately if infection is suspected.

Because of the risk of serious infections caused by encapsulated bacteria, EMPAVELI is available only through a restricted program under a Risk Evaluation and Mitigation Strategy (REMS) called the EMPAVELI REMS.

CONTRAINDICATIONS

•	Hypersensitivity to pegcetacoplan or to any of the excipients

•	For initiation in patients with unresolved serious infection caused by encapsulated bacteria including Streptococcus pneumoniae, Neisseria meningitidis, and Haemophilus influenzae type B

WARNINGS AND PRECAUTIONS

Serious Infections Caused by Encapsulated Bacteria

EMPAVELI, a complement inhibitor, increases a patient’s susceptibility to serious, life-threatening, or fatal infections caused by encapsulated bacteria including Streptococcus pneumoniae, Neisseria meningitidis (caused by any serogroup, including non-groupable strains), and Haemophilus influenzae type B. Life-threatening and fatal infections with encapsulated bacteria have occurred in both vaccinated and unvaccinated patients treated with complement inhibitors. The initiation of EMPAVELI treatment is contraindicated in patients with unresolved serious infection caused by encapsulated bacteria.

Complete or update vaccination against encapsulated bacteria at least 2 weeks prior to administration of the first dose of EMPAVELI, according to the most current ACIP recommendations for patients receiving a complement inhibitor. Revaccinate patients in accordance with ACIP recommendations considering the duration of therapy with EMPAVELI. Note that ACIP recommends an administration schedule in patients receiving complement inhibitors that differs from the administration schedule in the vaccine prescribing information. If urgent EMPAVELI therapy is indicated in a patient who is not up to date with vaccines against encapsulated bacteria according to ACIP recommendations, provide the patient with antibacterial drug prophylaxis and administer these vaccines as soon as possible. The benefits and risks of treatment with EMPAVELI, as well as the benefits and risks of antibacterial drug prophylaxis in unvaccinated or vaccinated patients, must be considered against the known risks for serious infections caused by encapsulated bacteria.

Vaccination does not eliminate the risk of serious encapsulated bacterial infections, despite development of antibodies following vaccination. Closely monitor patients for early signs and symptoms of serious infection and evaluate patients immediately if an infection is suspected. Inform patients of these signs and symptoms and instruct patients to seek immediate medical care if these signs and symptoms occur. Promptly treat known infections. Serious infection may become rapidly life-threatening or fatal if not recognized and treated early. Consider interruption of EMPAVELI in patients who are undergoing treatment for serious infections.

EMPAVELI is available only through a restricted program under a REMS.

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EMPAVELI REMS

EMPAVELI is available only through a restricted program under a REMS called EMPAVELI REMS, because of the risk of serious infections caused by encapsulated bacteria. Notable requirements of the EMPAVELI REMS include the following:

Under the EMPAVELI REMS, prescribers must enroll in the program. Prescribers must counsel patients about the risks, signs, and symptoms of serious infections caused by encapsulated bacteria, provide patients with the REMS educational materials, ensure patients are vaccinated against encapsulated bacteria at least 2 weeks prior to the first dose of EMPAVELI, prescribe antibacterial drug prophylaxis if patients’ vaccine status is not up to date and treatment must be started urgently, and provide instructions to always carry the Patient Safety Card both during treatment, as well as for 2 months following last dose of EMPAVELI. Pharmacies that dispense EMPAVELI must be certified in the EMPAVELI REMS and must verify prescribers are certified.

Further information is available at www.empavelirems.com or 1-888-343-7073.

Infusion-Related Reactions

Systemic hypersensitivity reactions (e.g., facial swelling, rash, urticaria, pyrexia) have occurred in patients treated with EMPAVELI, which may resolve after treatment with antihistamines. Cases of anaphylaxis leading to treatment discontinuation have been reported. If a severe hypersensitivity reaction (including anaphylaxis) occurs, discontinue EMPAVELI infusion immediately, institute appropriate treatment, per standard of care, and monitor until signs and symptoms are resolved.

Monitoring Paroxysmal Nocturnal Hemoglobinuria (PNH) Manifestations after Discontinuation of EMPAVELI

After discontinuing treatment with EMPAVELI, closely monitor for signs and symptoms of hemolysis, identified by elevated Lactate Dehydrogenase (LDH) levels along with sudden decrease in PNH clone size or hemoglobin, or reappearance of symptoms such as fatigue, hemoglobinuria, abdominal pain, dyspnea, major adverse vascular events (including thrombosis), dysphagia, or erectile dysfunction. Monitor any patient who discontinues EMPAVELI for at least 8 weeks to detect hemolysis and other reactions. If hemolysis, including elevated LDH, occurs after discontinuation of EMPAVELI, consider restarting treatment with EMPAVELI.

Interference with Laboratory Tests

There may be interference between silica reagents in coagulation panels and EMPAVELI that results in artificially prolonged activated partial thromboplastin time (aPTT); therefore, avoid the use of silica reagents in coagulation panels.

ADVERSE REACTIONS

Most common adverse reactions in adult patients with PNH (incidence ≥10%) were injection site reactions, infections, diarrhea, abdominal pain, respiratory tract infection, pain in extremity, hypokalemia, fatigue, viral infection, cough, arthralgia, dizziness, headache, and rash.

Most common adverse reactions in adult and pediatric patients 12 years of age and older with C3 glomerulopathy (C3G) or primary immune-complex membranoproliferative glomerulonephritis (IC-MPGN) (incidence ≥10%) were injection-site reactions, pyrexia, nasopharyngitis, influenza, cough, and nausea.

USE IN SPECIFIC POPULATIONS

Females of Reproductive Potential

EMPAVELI may cause embryo-fetal harm when administered to pregnant women. Pregnancy testing is recommended for females of reproductive potential prior to treatment with EMPAVELI. Advise female patients of reproductive potential to use effective contraception during treatment with EMPAVELI and for 40 days after the last dose.

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Please see full Prescribing Information, including Boxed WARNING regarding serious infections caused by encapsulated bacteria, and Medication Guide.

About Biogen

Founded in 1978, Biogen is a leading biotechnology company that pioneers innovative science to deliver new medicines to transform patients’ lives and to create value for shareholders and our communities. We apply deep understanding of human biology and leverage different modalities to advance first-in-class treatments or therapies that deliver superior outcomes. Our approach is to take bold risks, balanced with return on investment to deliver long-term growth. We routinely post information that may be important to investors on our website at www.biogen.com. Follow us on social media - Facebook, Instagram, LinkedIn, X, YouTube.

Biogen Forward Looking Statements

This press release contains forward-looking statements that are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the PSLRA) with the intention of obtaining the benefits of the “Safe Harbor” provisions of the PSLRA. This press release contains forward-looking statements, relating to: the anticipated benefits of the Apellis Pharmaceuticals, Inc. acquisition (the “Acquisition”), our strategy and our future financial and operating results, including with respect to launch readiness for felzartamab, costs and other anticipated financial impacts of the Acquisition, including Biogen revenue, non-GAAP EPS and non-GAAP EPS growth, and the expected revenue growth for EMPAVELI® and SYFOVRE® following the Acquisition. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “hope,” “intend,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “prospect,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements.

Given their forward-looking nature, these statements involve substantial risks and uncertainties that may be based on inaccurate assumptions and could cause actual results to differ materially from those reflected in such statements. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Given their nature, we cannot assure that any outcome expressed in these forward-looking statements will be realized in whole or in part.

We caution that these statements are subject to risks and uncertainties, many of which are outside of our control and could cause future events or results to be materially different from those stated or implied in this document, including, among others, factors relating to: the possibility that the net sales thresholds for the CVR payments are never met; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; unexpected costs, charges or expenses resulting from the Acquisition; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Acquisition; the risk that Biogen may not be able to successfully integrate the business of Apellis and realize the expected benefits of the Acquisition in a timely manner or at all; uncertainty of our long-term success in developing, licensing, or acquiring other product candidates or additional indications for existing products; expectations, plans, prospects and timing of actions relating to product approvals, approvals of additional indications for our existing products, sales, pricing, growth, reimbursement and launch of our marketed and

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pipeline products; the potential impact of increased product competition in the biopharmaceutical and healthcare industry, as well as any other markets in which we compete, including increased competition from new originator therapies, generics, prodrugs and biosimilars of existing products and products approved under abbreviated regulatory pathways; our ability to effectively implement our corporate strategy; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; the drivers for growing our business, including our dependence on collaborators and other third parties for the development, regulatory approval, and commercialization of products and other aspects of our business, which are outside of our full control; risks related to commercialization of biosimilars, which is subject to such risks related to our reliance on third-parties, intellectual property, competitive and market challenges and regulatory compliance; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; and the occurrence of adverse safety events, restrictions on use with our products, or product liability claims; and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission, which are available on the SEC’s website at www.sec.gov.

These statements speak only as of the date of this presentation and the discussions during this conference call and are based on information and estimates available to us at this time. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated, or projected. Investors are cautioned not to put undue reliance on forward-looking statements. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our subsequent reports on Form 10-Q, in each case including in the sections thereof captioned “Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our subsequent reports on Form 8-K. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements whether as a result of any new information, future events, changed circumstances or otherwise.

Biogen Digital Media Disclosure

From time to time, we have used, or expect in the future to use, our investor relations website (investors.biogen.com), the Biogen LinkedIn account (linkedin.com/company/biogen-) and the Biogen X account (https://x.com/biogen) as a means of disclosing information to the public in a broad, non-exclusionary manner, including for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). Accordingly, investors should monitor our investor relations website and these social media channels in addition to our press releases, SEC filings, public conference calls and websites, as the information posted on them could be material to investors.

References:

1.	Rudnicka AR, Jarrar Z, Wormald R, et al. Age and gender variations in age-related macular degeneration prevalence in populations of European ancestry: a meta analysis. Ophthalmology 2012;119:571–580.

2.

Wong WL, Su X, Li X, et al. Global prevalence of age-related macular degeneration and disease burden projection for 2020 and 2040: a systematic review and meta-analysis. Lancet Glob Health 2014;2:e106–116.

3.	Lindblad AS, et al, and AREDS Research Group. Arch Ophthalmol. 2009;127(9):1168-1174.

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4.	Smith RJH, et al. Nat Rev Nephrol. 2019;15(3):129-143.

5.	Servais A, et al. Kidney Int. 2012;82(4):454-464.

6.	Zand L, et al. J Am Soc Nephrol. 2014;25(5):1110-1117.

7.

Tarragón, B, et al. C3 Glomerulopathy Recurs Early after Kidney Transplantation in Serial Biopsies Performed within the First 2 Years after Transplantation. Clinical Journal of the American Society of Nephrology. August 2024; 19(8)1005-1015.

8.

Paroxysmal nocturnal hemoglobinuria (PNH). The Sidney Kimmel Comprehensive Cancer Center Web site. https://www.hopkinsmedicine.org/kimmel_cancer_center/types_cancer/paroxysmal_nocturnal_hemoglobinuria_PNH.html. Accessed November 20, 2019.

9.	Besa EC. Paroxysmal nocturnal hemoglobinuria (PNH). MedScape 2017; https://emedicine.medscape.com/article/207468-overview. Accessed November 20, 2019.

MEDIA CONTACT: Biogen Madeleine Shin + 1 781 464 3260 public.affairs@biogen.com	INVESTOR CONTACT: Biogen Tim Power +1 781 464 2442 IR@biogen.com

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